EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post Effective Amendment No. 2 to Form SB-2 Registration Statement of our report dated March 23, 2005, relating to financial statements of Cytomedix, Inc. and to the reference to our Firm under the caption "Experts" in the Prospectus.

L J Soldinger Associates, LLC

Deer Park, Illinois
May 23, 2005